Exhibit 99.2

General Moly, Inc. — NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES ANNUAL STOCKHOLDER MEETING DATE AND LOCATION

LAKEWOOD, COLORADO — February 25, 2011, General Moly, Inc. (NYSE Amex and TSX: GMO) announced that it will hold its Annual Meeting of Stockholders on June 16, 2011 at 9:00am Mountain time, at the Marriott Denver West in Golden, Colorado.  Stockholders of record at the close of business on Thursday, April 28, 2011 (the “Record Date”) are entitled to attend and vote at the Meeting.

General Moly anticipates mailing in mid-May a proxy statement and related materials to stockholders of record on the Record Date, which will contain important information about the meeting and the matters to be considered.

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information:

Investors — Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Media — Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com